UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2013

SWISSINSO HOLDING INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-151909	90-0620127
(Commission File Number)	(IRS Employer Identification No.)

PSE – Parc Scientifique de l’EPFL, Route J.D. Colladon, Building D, 3rd Floor, 1015 Lausanne, Switzerland
 (Address of Principal Executive Offices, Zip Code)

011 41 21 693 8640
(Registrant's Telephone Number, Including Area Code)

____________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Account

On December 3, 2013, EFP Rotenberg, LLP resigned as the Registrant’s principal independent accountant.  The reports of EFP Rotenberg on the Registrant’s consolidated financial statements as of and for the years ended December 31, 2012 and 2011 did not contain an adverse opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles except to indicate that there was substantial doubt about the Registrant’s ability to continue as a going concern.

From September 2009 when EFP Rotenberg was engaged, through its resignation on December 3, 2013, there were no disagreements between the Registrant and EFP Rotenberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to EFP Rotenberg’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

The Registrant has provided EFP Rotenberg with a copy of this disclosure and has requested EFP Rotenberg to furnish it with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant in response to this item and, if not, stating the respects in which it does not agree.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

4.01           Letter dated December 9, 2013 from EFP Rotenberg to the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISSINSO HOLDING INC.

December 9, 2013	By	/s/ Pierre Galster
Name: Pierre Galster
Title: Chief Financial Officer